PTC Announces Q3 Results;
Provides Q4 and Updated FY’14 Outlook

NEEDHAM, Mass. -- PTC (Nasdaq: PTC) today reported results for its third fiscal quarter ended June 28, 2014.

Highlights
•	Q3 Results:
o	Revenue of $337 million, up 7% over Q3’13 non-GAAP revenue and up 5% on a constant currency basis
o	Non-GAAP EPS of $0.53, up 19% year over year and up 14% year over year on a constant currency basis
o	Non-GAAP operating margin of 24.2%, up 200 basis points year over year and up 130 basis points year over year on a constant currency basis
o	GAAP operating margin of 16.2% and GAAP EPS of $0.32
o	Q3 revenue contribution from acquired businesses Enigma (acquired on July 11, 2013), NetIDEAS (acquired on September 5, 2013), and ThingWorx (acquired on December 30, 2013) was $3 million

•	Q4 Guidance:
o	Revenue of $340 to $355 million and non-GAAP EPS of $0.59 to $0.63
o	License revenue of $95 to $110 million
o	GAAP EPS of $0.39 to $0.43 (excluding the pending Axeda transaction and acquisition accounting for Atego)
o	Assumes $1.35 USD / EURO and 101 YEN / USD

•	FY’14 Guidance:
o	Revenue of $1,330 to $1,345 million and non-GAAP EPS of $2.10 to $2.14
o	License revenue of $352 to $367 million
o	Non-GAAP operating margin of approximately 25%
o	GAAP EPS of $1.40 to $1.44 and GAAP operating margin of approximately 17% (excluding the pending Axeda transaction and acquisition accounting for Atego)

The Q3 non-GAAP results exclude $12.5 million of stock-based compensation expense, $12.4 million of acquisition-related intangible asset amortization, and $1.5 million of acquisition-related and pension plan termination costs. The Q3 non-GAAP EPS results include a tax rate of 19% and 120 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “PTC delivered solid operating results, with Q3 revenue at the high end of our guidance range and non-GAAP EPS above our guidance range. License revenue of $93 million increased 15% year over year on a constant currency basis. From a geographic perspective, on a constant currency basis revenue in Japan was up 20%, Europe was up 7%, the Americas were up 1%, and the Pacific Rim was flat.”

Heppelmann added, “We saw strong growth in our core CAD and PLM businesses. CAD license revenue grew 26% year over year on a constant currency basis driven by large deals, new seats,

and sales of modules and upgrades associated with our Creo® platform. Extended PLM license revenue was up 7% year over year on a constant currency basis. License revenue for our SLM business (which includes Enigma and ThingWorx) was flat year over year on a constant currency basis. Our SLM pipeline continues to build and we are optimistic about the growth opportunity going forward. In addition, we continue to see bookings growth in our ThingWorx business. We also believe that the acquisition of Axeda, a leading provider of secure connectivity within the Internet of Things (IoT) space, when completed, will further PTC’s leadership position in the smart, connected products arena.”

Heppelmann continued, “We had 33 large deals (recognized license + services revenue of more than $1 million) in both Q3’14 and Q3’13. The mix of large deal revenue in Q3’14 was skewed somewhat more heavily toward license. We had one mega deal (a transaction resulting in recognized license revenue of over $5 million in the quarter) in Q3’14 in the Americas, compared to one mega deal in Q3’13 in Japan. During the quarter we recognized revenue from leading organizations such as Argo Tractors, Brother Industries, Embraer, Komatsu, Liebherr, Marks and Spencer, Mitsubishi Electric Engineering, Raytheon, Renault, the U.S. Department of Energy, and ZF Friedrichshafen.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint, we delivered $0.53 non-GAAP EPS, above our guidance range, driven by a good mix of revenue, a lower tax rate, and cost controls in the core business, offset by investments in our Internet of Things business. We achieved a 24.2% non-GAAP operating margin. We generated $106 million in operating cash flow and used $60 million for stock repurchases. We ended the quarter with $304 million cash.” Q3 GAAP EPS was $0.32 and GAAP operating margin was 16.2%.

Outlook Commentary
“We are encouraged by a macroeconomic environment that appears healthier now than it was a year ago at this time; however, we continue to see a somewhat uncertain pace of recovery in the global manufacturing industry, with specific concerns in China. Nevertheless, our pipeline of opportunities continues to grow, which when combined with our expanding solutions portfolio, and opportunity to address key customer challenges in the IoT space, presents a compelling growth opportunity for PTC. We remain committed to improving our non-GAAP operating margin toward our FY’17 target range of 28% to 30%,” said Heppelmann.

Glidden remarked, “For Q4’14, we are providing guidance of $340 to $355 million in revenue, which includes approximately $5 million from Atego, which we acquired on June 30, 2014, with $95 to $110 million in license revenue, approximately $70 million in services revenue and approximately $175 million in support revenue. We are targeting Q4 non-GAAP EPS of $0.59 to $0.63 and GAAP EPS of $0.39 to $0.43 (excluding the pending acquisition of Axeda and acquisition accounting for Atego).”

The Q4 guidance assumes $1.35 USD / EURO and 101 YEN / USD, a non-GAAP tax rate of 22%, a GAAP tax rate of 25% and 119 million diluted shares outstanding. The Q4 non-GAAP guidance excludes $14 million of stock-based compensation expense, $12 million of intangible asset amortization expense, $2 million of acquisition-related expense and pension plan termination costs, their related income tax effects, as well as any additional discrete tax items or restructuring costs.

Glidden continued, “We are targeting FY’14 revenue of $1,330 to $1,345 million, with license revenue of $352 to $367 million, services revenue of approximately $293 million, and support revenue of approximately $685 million. We are targeting non-GAAP EPS of $2.10 to $2.14 and GAAP EPS of $1.40 to $1.44 (excluding the pending acquisition of Axeda and acquisition accounting for Atego).”

The FY’14 targets assume a tax rate of 23%, and 120 million diluted shares outstanding. The FY’14 non-GAAP guidance excludes $52 million of stock-based compensation expense, $50 million of intangible asset amortization expense, $2 million of restructuring charges, $9 million of acquisition-related charges and pension plan termination costs and their related income tax effects, as well as any additional discrete tax items or restructuring costs.

Preliminary Directional Color on FY’15
“We are in the midst of our annual planning process, and will be providing formal FY’15 guidance in conjunction with our Q4 earnings release later this year. However, we wanted to provide some directional insight into our next fiscal year. Assuming a stable macroeconomic environment and no significant currency fluctuations, we are currently targeting non-GAAP EPS growth in the low to mid teens, with total revenue growth in the low to mid single digit range, including Atego and Axeda (once acquired). We expect a favorable revenue mix shift with low double digit license growth, flat services revenue, and low to mid single digit growth in our support business. This is based on the size and strength of our pipeline reflecting increasing customer interest in our solutions, coupled with our initiatives and commitment to enhancing profitability. Finally, we expect our non-GAAP tax rate to be approximately 22% in FY’15 and beyond,” said Glidden.

Q3 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website. The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q3 FY’14 Conference Call and Webcast

When:	Thursday, July 24, 2014 at 8:30am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
The audio replay of this event will be archived for public replay until 4:00 pm (CT) on August 4, 2014.
Dial-in: 1-888-566-0650  Passcode: 8672
To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue of Servigistics, Inc., stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses, costs associated with terminating a U.S. pension plan, certain identified non-operating gains and losses, and the related tax effects of the preceding items and discrete tax items. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results. PTC also provides results on a constant currency basis to provide a year-over-year view of our results excluding the effect of currency translation. Our constant currency disclosures are calculated by multiplying the actual results for the third quarter of 2014 by the exchange rates in effect for the comparable period in 2013.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2014 and other future financial and growth expectations and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the macroeconomic climate may not improve or may deteriorate, the possibility that customers may not purchase or adopt our solutions when or at the rates we expect and that our pipeline deals may not convert as we expect, the possibility that foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or support growth rates that we expect, which could result in a different mix of revenue between license, service and support and could impact our EPS results, the possibility that we may be unable to improve services margins as we expect, the possibility that we may be unable to improve sales productivity as we expect, the possibility that our businesses, including the SLM business and the ThingWorx/Internet of Things/Smart, Connected Products business, may not expand and/or generate the revenue we expect, the possibility that we may not complete the acquisition of Axeda Corporation when or as we expect, the possibility that resource constraints and personnel reductions could adversely affect our revenue, the possibility that remedial actions relating to our previously announced investigation in China will have a material impact on our operations in China and that fines and penalties may be assessed against us in connection with this matter. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, the PTC logo, ThingWorx, Creo, Servigistics, and all other PTC product names and logos are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC
PTC (Nasdaq: PTC) enables manufacturers to achieve sustained product and service advantage. PTC’s technology solutions help customers transform the way they create, operate and service products for a smart, connected, world. Founded in 1985, PTC employs approximately 6,000 professionals serving more than 28,000 businesses in rapidly-evolving, globally distributed manufacturing industries worldwide. Get more information at www.ptc.com.

Contact:
PTC Investor Relations
James Hillier, 781-370-6359
jhillier@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 28,	June, 29	June 28,	June, 29
	2014	2013	2014	2013

Revenue:
License	$92,707	$79,902	$257,118	$238,777
Service	70,187	72,540	222,942	222,384
Support	173,740	162,554	510,199	487,535
Total revenue	336,634	314,996	990,259	948,696

Cost of revenue:
Cost of license revenue (1)	7,831	8,431	23,348	24,734
Cost of service revenue (1)	61,910	62,941	191,666	196,083
Cost of support revenue (1)	21,335	19,796	62,815	60,693
Total cost of revenue	91,076	91,168	277,829	281,510

Gross margin	245,558	223,828	712,430	667,186

Operating expenses:
Sales and marketing (1)	91,440	88,298	261,612	269,906
Research and development (1)	57,405	53,834	166,109	166,791
General and administrative (1)	33,817	28,812	98,888	98,027
Amortization of acquired intangible assets	7,998	6,532	23,772	19,795
Restructuring charges	514	3,137	1,581	34,349
Total operating expenses	191,174	180,613	551,962	588,868

Operating income	54,384	43,215	160,468	78,318
Other income (expense), net	(2,278)	3,181	(6,724)	(491)
Income before income taxes	52,106	46,396	153,744	77,827
Provision (benefit) for income taxes	14,080	11,941	32,305	(9,476)
Net income	$38,026	$34,455	$121,439	$87,303

Earnings per share:
Basic	$0.32	$0.29	$1.02	$0.73
Weighted average shares outstanding	118,328	119,440	118,753	119,628

Diluted	$0.32	$0.29	$1.01	$0.72
Weighted average shares outstanding	119,901	120,828	120,573	121,234

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	June 28,	June, 29	June 28,	June, 29
	2014	2013	2014	2013
Cost of license revenue	$4	$4	$13	$17
Cost of service revenue	1,608	1,372	4,632	4,404
Cost of support revenue	898	722	2,711	2,383
Sales and marketing	3,065	2,693	8,583	7,986
Research and development	2,231	2,139	7,067	6,475
General and administrative	4,726	4,247	14,856	13,615
Total stock-based compensation	$12,532	$11,177	$37,862	$34,880

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 28,	June, 29	June 28,	June, 29
	2014	2013	2014	2013

GAAP revenue	$336,634	$314,996	$990,259	$948,696
Fair value of acquired company's
deferred support revenue	-	534	-	2,748
Non-GAAP revenue	$336,634	$315,530	$990,259	$951,444

GAAP gross margin	$245,558	$223,828	$712,430	$667,186
Fair value of acquired company's
deferred support revenue	-	534	-	2,748
Stock-based compensation	2,510	2,098	7,356	6,804
Amortization of acquired intangible assets
included in cost of license revenue	4,323	4,598	13,044	13,865
Amortization of acquired intangible assets
included in cost of service revenue	92	-	275	-
Non-GAAP gross margin	$252,483	$231,058	$733,105	$690,603

GAAP operating income	$54,384	$43,215	$160,468	$78,318
Fair value of acquired company's
deferred support revenue	-	534	-	2,748
Stock-based compensation	12,532	11,177	37,862	34,880
Amortization of acquired intangible assets
included in cost of license revenue	4,323	4,598	13,044	13,865
Amortization of acquired intangible assets
included in cost of service revenue	92	-	275	-
Amortization of acquired intangible assets	7,998	6,532	23,772	19,795
Charges included in general and administrative expenses (3)	1,528	900	6,768	7,609
Restructuring charges	514	3,137	1,581	34,349
Non-GAAP operating income (2)	$81,371	$70,093	$243,770	$191,564

GAAP net income	$38,026	$34,455	$121,439	$87,303
Fair value of acquired company's
deferred support revenue	-	534	-	2,748
Stock-based compensation	12,532	11,177	37,862	34,880
Amortization of acquired intangible assets
included in cost of license revenue	4,323	4,598	13,044	13,865
Amortization of acquired intangible assets
included in cost of service revenue	92	-	275	-
Amortization of acquired intangible assets	7,998	6,532	23,772	19,795
Charges included in general and administrative expenses (3)	1,528	900	6,768	7,609
Restructuring charges	514	3,137	1,581	34,349
Non-operating one-time gain (4)	-	(5,123)	-	(5,123)
Income tax adjustments (5)	(1,275)	(2,303)	(23,088)	(47,844)
Non-GAAP net income	$63,738	$53,907	$181,653	$147,582

GAAP diluted earnings per share	$0.32	$0.29	$1.01	$0.72
Fair value of acquired deferred support revenue	-	-	-	0.02
Stock-based compensation	0.10	0.09	0.31	0.29
Amortization of acquired intangibles	0.10	0.09	0.31	0.28
Charges included in general and administrative expenses (3)	0.01	0.01	0.06	0.06
Restructuring charges	-	0.03	0.01	0.28
Non-operating one-time gain (4)	-	(0.04)	-	(0.04)
Income tax adjustments (5)	(0.01)	(0.02)	(0.19)	(0.39)
Non-GAAP diluted earnings per share	$0.53	$0.45	$1.51	$1.22

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Nine Months Ended
	June 28,	June, 29	June 28,	June, 29
	2014	2013	2014	2013
GAAP operating margin	16.2%	13.7%	16.2%	8.3%
Fair value of acquired deferred support revenue	0.0%	0.2%	0.0%	0.3%
Stock-based compensation	3.7%	3.5%	3.8%	3.7%
Amortization of acquired intangibles	3.7%	3.5%	3.7%	3.5%
Charges included in general and administrative expenses (3)	0.5%	0.3%	0.7%	0.8%
Restructuring charges	0.2%	1.0%	0.2%	3.6%
Non-GAAP operating margin	24.2%	22.2%	24.6%	20.1%

(3)	Represents acquisition-related charges and costs related to terminating a U.S. pension plan of $0.2 million in Q3'14 and $0.1 million in Q2'14.
(4)	The third quarter of 2013 includes a legal settlement gain of $5.1 million, which is excluded from non-GAAP net income.
(5)
Income tax adjustments for the three and nine months ended June 28, 2014 and June 29, 2013 reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, and also include any identified tax items. In Q4'12, a valuation allowance was established against our U.S. net deferred tax assets. As the U.S. is profitable on a non-GAAP basis, the 2014 and 2013 non-GAAP tax provision is being calculated assuming there is no U.S. valuation allowance. The following identified tax items have been excluded from the non-GAAP tax results. Q2'14 includes a non-cash tax benefit of $8.9 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established for the acquisition of ThingWorx. Q2'13 includes tax benefits of $3.2 million relating to final resolution of long-standing tax litigation and completion of an international jurisdiction tax audit. Q1'13 includes a non-cash tax benefit of $32.6 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established for the acquisition of Servigistics.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 28,	September 30,
	2014	2013

ASSETS

Cash and cash equivalents	$304,173	$241,913
Accounts receivable, net	228,623	229,106
Property and equipment, net	63,582	64,652
Goodwill and acquired intangible assets, net	1,138,784	1,042,216
Other assets	223,044	251,019

Total assets	$1,958,206	$1,828,906

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$371,890	$336,913
Borrowings under credit facility	315,000	258,125
Other liabilities	298,847	307,388
Stockholders' equity	972,469	926,480

Total liabilities and stockholders' equity	$1,958,206	$1,828,906

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	June 28,	June, 29	June 28,	June, 29
	2014	2013	2014	2013

Cash flows from operating activities:
Net income	$38,026	$34,455	$121,439	$87,303
Stock-based compensation	12,532	11,177	37,862	34,880
Depreciation and amortization	19,026	18,568	57,299	57,432
Accounts receivable	(2,112)	13,689	14,625	35,874
Accounts payable and accruals	9,423	16,218	(28,208)	(8,524)
Deferred revenue	25,656	12,108	55,339	42,951
Income taxes	8,666	204	14,545	(40,349)
Excess tax benefits from stock-based awards	(1,484)	(32)	(9,576)	(171)
Other	(3,310)	(21,797)	(9,938)	(28,374)
Net cash provided by operating activities (6)	106,423	84,590	253,387	181,022

Capital expenditures	(6,379)	(6,702)	(16,721)	(19,128)
Acquisitions of businesses, net of cash acquired (7)	-	1,606	(111,519)	(220,817)
Proceeds (payments) on debt, net	(3,125)	(40,000)	56,875	(101,875)
Proceeds from issuance of common stock	85	538	801	3,412
Payments of withholding taxes in connection with
vesting of stock-based awards	(5,112)	(2,083)	(26,749)	(14,974)
Repurchases of common stock	(59,950)	(19,965)	(99,915)	(54,912)
Excess tax benefits from stock-based awards	1,484	32	9,576	171
Credit facility origination costs	-	-	(4,120)	-
Foreign exchange impact on cash	277	(1,794)	645	(5,411)

Net change in cash and cash equivalents	33,703	16,222	62,260	(232,512)
Cash and cash equivalents, beginning of period	270,470	240,809	241,913	489,543
Cash and cash equivalents, end of period	$304,173	$257,031	$304,173	$257,031

(6)
The three and nine months ended June 29, 2014 include $2 million and $19 million in restructuring payments, respectively. The three and nine months ended June 29, 2013 include $8 million and $31 million in restructuring payments, respectively.

(7)
We acquired ThingWorx on December 30, 2013 for $112 million (net of cash acquired) which was funded with $110 million borrowed under our revolving credit facility. We borrowed the funds in Q1'14 in contemplation of the acquisition closing. We acquired Servigistics on October 2, 2012 for $221 million (net of cash acquired) which was funded with $230 million borrowed under our revolving credit facility. We borrowed the funds in Q4'12 in contemplation of the acquisition closing.